DISTRIBUTION AGREEMENT
                        Alpha Analytics Investment Trust

                                 1. Schedule A
              FUNDS AND CLASSES TO BE SERVICED UNDER THIS AGREEMENT


                           ALPHA ANALYTICS VALUE FUND
                      ALPHA ANALYTICS DIGITAL FUTURES FUND








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                                                                      EX-99.23.g
                                   APPENDIX B


                           Alpha Analytics Value Fund
                       Alpha Analytics Digital Future Fund







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